                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            LUFKIN INDUSTRIES, INC.
            ------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              C. JAMES HALEY, JR.
            ------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1) Title of each class of securities to which transaction applies:

 (2) Aggregate number of securities to which transaction applies:

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

 (4) Proposed maximum aggregate value of transaction:

*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid:

 (2) Form, Schedule or Registration Statement No.:

 (3) Filing Party:

 (4) Date Filed:

                            LUFKIN INDUSTRIES, INC.
                                 LUFKIN, TEXAS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 15, 1996

TO THE SHAREHOLDERS OF LUFKIN INDUSTRIES, INC.

  Notice is hereby given that the Annual Meeting of the Shareholders of Lufkin Industries, Inc., a Texas corporation, will be held at the Lufkin Civic Center, 601 North Second, Lufkin, Texas, on the 15th day of May, 1996, at 9:00 a.m. Lufkin Time, for the following purposes:

  1. To elect four directors to the Company's board to serve until the annual shareholders' meeting held in 1999 or until their successors have been elected and qualified.

  2. To appoint Arthur Andersen LLP, independent certified public accountants, as the Company's auditors for the year 1996.

  3. To approve the Company's 1996 Nonemployee Directors Stock Option Plan.

  4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 29, 1996, are entitled to notice of and to vote at the meeting.

  You are kindly requested to mark, sign, date and return the enclosed Proxy promptly, regardless of whether you expect to attend the meeting, in order to ensure a quorum. If you are present at the meeting, and wish to do so, you may revoke the Proxy and vote in person.

  It is sincerely hoped that it will be possible for you to personally attend the meeting.

                                         C. JAMES HALEY, JR.

                                            Secretary

April 5, 1996

                            LUFKIN INDUSTRIES, INC.
                                  P.O. BOX 849
                                601 SOUTH RAGUET
                              LUFKIN, TEXAS 75902

                                PROXY STATEMENT

--------------------------------------------------------------------------------
GENERAL INFORMATION

--------------------------------------------------------------------------------

  The accompanying proxy is solicited by the Board of Directors of Lufkin Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 15, 1996, and any adjournments thereof. The annual meeting will be held at 9:00 a.m. Lufkin Time, at the Lufkin Civic Center, 601 North Second, Lufkin, Texas. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

  A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from either the proposal to elect directors, the proposal to approve the appointment of independent certified public accountants or the proposal to approve the 1996 Nonemployee Directors Stock Option Plan are treated as votes against the particular proposal. Broker non-votes on any of such matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

  The cost of solicitation of these proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may solicit proxies by telephone and personal interview.

  The approximate date on which this Proxy Statement will first be sent to shareholders is April 5, 1996.

--------------------------------------------------------------------------------
VOTING SECURITIES

--------------------------------------------------------------------------------

  At the close of business on March 29, 1996, which is the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the annual meeting or any adjournments thereof, the Company had outstanding 6,751,383 shares of common stock, $1.00 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting.

  Quest Advisory Corp. is the beneficial owner of 427,272 shares of the Company's Common Stock and Quest Management Company is the beneficial owner of 13,800 shares of the Company's Common Stock. Together these two related entities own beneficially 6.5% of the Company's Common Stock.

--------------------------------------------------------------------------------
PROPOSAL 1. ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

  The Board of Directors has nominated and urges you to vote FOR the election of the four directors who have been nominated to serve a three-year term of office in the 1999 class of directors. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

  The Company's Fourth Restated Articles of Incorporation (the "Articles") divide the Board of Directors, with respect to terms of office, into three classes, designated as Class I, Class II and Class III. Each class of directors is to be elected to serve a three-year term and is to consist of, as nearly as possible, one-third of the members of the entire Board. In accordance with the Company's Bylaws, the Company's Board of Directors is currently fixed at 11 members.

  The term of office of each of the Class II Directors expires at the time of the 1996 Annual Meeting of Shareholders, or as soon thereafter as their successors are elected or qualified. Mr. Jalenak, Mr. King, Mr. Smith and Mr. Trout have been nominated to serve an additional three-year term as Class II Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

  It is intended that the proxies solicited hereby will be voted FOR the election of the nominees for director listed below, unless authority to do so has been withheld. If, at the time of the 1996 Annual Meeting of Shareholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

DIRECTORS AND NOMINEES FOR DIRECTOR

  The nominees for Class II Directors, if elected, whose term of office as directors will expire in 1999, and certain additional information with respect to each of them, are as follows:

    L. R. Jalenak, Jr., formerly Chairman of the Board of Cleo Inc., a Gibson Greetings Company, is a director of Perrigo Company and Dyersburg Corp. He also serves as an Independent Trustee for First Funds (a family of mutual funds). Age 65. Mr. Jalenak has been a director since 1990 and also serves on the Compensation Committee and Audit Committee.

    Henry H. King, President of Henry H. King & Associates. Age 63. Mr. King has been a director since 1990 and also serves on the Executive Committee and the Compensation Committee.

    Douglas V. Smith, President, Chief Executive Officer and Chairman of the Board of the Company. Age 53. Mr. Smith was elected President and Chief Executive Officer of the Company in January 1993 and Chairman of the Board in May 1995. He was also elected as a director in January 1993. He previously served as Vice President--Worldwide Manufacturing for Cooper Oil Tool Division of Cooper Industries (Houston, Texas).

    W. W. Trout, Jr., retired Vice President of the Company. Age 64. Mr. Trout has been a director of the Company since 1968.

  The Class III Directors, whose present term of office as directors will continue after the meeting and expire in 1997, and certain additional information with respect to each of them, are as follows:

    Simon W. Henderson, III, manager of his own investments. Age 62. Mr. Henderson has been a director of the Company since 1971 and currently serves as a member of the Compensation Committee, the Executive Committee and the Nominating Committee.

    Melvin E. Kurth, Jr., manager of his own investments. Age 65. Mr. Kurth has been a director of the Company since 1968 and currently serves as a member of the Audit Committee and the Nominating Committee.

    W. T. Little, a management consultant. Age 62. Mr. Little has been a self-employed management consultant for the last five years. He became a director of the Company in 1968.

  The Class I Directors, whose present term of office as directors will continue after the meeting and expire in 1998, and certain additional information with respect to each of them, are as follows:

    Bob H. O'Neal, President, Chief Executive Officer and a Director of Stewart & Stevenson Services, Inc. Age 61. Mr. O'Neal became a director in 1992 and currently serves on the Compensation Committee and the Nominating Committee. In May 1995, an indictment was returned by a Federal Grand Jury accusing Stewart & Stevenson Services, Inc., a former consultant and four of its employees, including Mr. O'Neal, of one count of major fraud against the United States, four counts of false statements and one count of conspiracy to commit major fraud, make false statements and interfere with the administration of a foreign military sale.

    Frank B. Stevenson, formerly Chairman of the Board, President and Chief Executive Officer of the Company. Age 68. He became a director of the Company in 1983 and currently serves on the Audit Committee.

    H. J. Trout, Jr., manager of his own investments since 1990. Age 51. Mr. Trout has been a director of the Company since 1980 and serves as a member of the Executive Committee and the Nominating Committee.

    Thomas E. Wiener, attorney. Age 55. Mr. Wiener became a director of the Company in 1987 and currently serves on the Audit Committee and the Executive Committee.

    Mr. W. W. Trout, Jr., is the first cousin of H. J. Trout, Jr.

  The following table reflects the beneficial ownership of the Company's Common Stock as of December 31, 1995, with respect to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) the directors and nominees for director; (iii) each executive officer named in the Summary Compensation Table; and (iv) the Company's directors and officers as a group.

                                                            NUMBER OF
                           NAME OF                         SHARES OWNED PERCENT
                      BENEFICIAL OWNER                     BENEFICIALLY OF CLASS
                      ----------------                     ------------ --------
   Quest Advisory Corp./1/
   Quest Management Company/1/ ...........................   441,072       6.5
   James W. Barber(2).....................................     6,900         *
   John F. Glick(2).......................................     1,750         *
   Simon W. Henderson, III................................    86,033       1.3
   L. R. Jalenak, Jr. ....................................     1,400         *
   Henry H. King..........................................     2,128         *
   Melvin E. Kurth, Jr. ..................................   112,740       1.7
   W. T. Little...........................................   101,916       1.5
   Bob H. O'Neal..........................................       500         *
   Ernest G. Pittman(2)...................................     9,950         *
   Scott H. Semlinger(2)..................................    13,270         *
   Douglas V. Smith(2)....................................    56,000         *
   Frank B. Stevenson.....................................     4,150         *
   H. J. Trout, Jr. ......................................   320,984       4.7
   W. W. Trout, Jr. ......................................    24,949         *
   Thomas E. Wiener.......................................    69,836       1.0
   Directors and officers as a group(2)...................   857,691      12.4

--------
* Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

1. Pursuant to a Schedule 13G filed with the Company, Quest Advisory Corp. and Quest Management Company may be deemed to be controlled by Charles M. Royce. Quest Advisory Corp. has sole voting power and sole dispositive power with respect to 427,272 shares and Quest Management Company has sole voting power and sole dispositive power with respect to 13,800 shares.

2. Includes shares subject to presently exercisable options.

  Each director and nominee for director listed above possessed sole voting and investment powers as to all the shares listed as being beneficially owned by such person, except Melvin E. Kurth, Jr. who has a limited term interest in the income of 26,712 of the listed shares which are held in trust for the benefit of himself and his sons, W. T. Little who shares voting and investment powers as to 48,000 of the listed shares, H. J. Trout, Jr. who has a remainder interest as to 272,980 of the listed shares which are held in a trust for his mother for which he is trustee and Thomas E. Wiener who shares voting and dispositive powers as to 48,864 of the listed shares.

  The Board of Directors has a standing Audit Committee. The Audit Committee is currently comprised of Messrs. L. R. Jalenak, Jr., M. E. Kurth, Jr., F.B. Stevenson and T. E. Wiener. The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees and reviewing the adequacy of the Company's internal accounting controls.

  The Board of Directors also has a standing Compensation Committee which is currently comprised of Messrs. S. W. Henderson, III, L. R. Jalenak, Jr., H. H. King and B. H. O'Neal. The functions performed by the Compensation Committee include: reviewing executive salary and bonus structure; reviewing the Company's stock option plan (and making grants thereunder); setting bonus goals; and approving salary and bonus awards to key executives.

  The Board of Directors also has a standing Nominating Committee which is currently comprised of Messrs. M. E. Kurth, S. W. Henderson III, B. H. O'Neal and H. J. Trout, Jr.

  During 1995, the Audit Committee had two meetings; the Compensation Committee had four meetings; the Executive Committee had one meeting and the Board of Directors had four meetings. During 1995 each continuing member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the committees of which he was a member.

  During 1995, the directors received $850 for each meeting of the Board of Directors or committee meeting that they attended in addition to a quarterly payment of $2,250.

  Each director and officer of the Company filed on a timely basis all reports required pursuant to Section 16 of the Securities Exchange Act of 1934, except Messrs. James W. Barber, John F. Finney, Jr., John F. Glick, C. James Haley, Jr., James R. Partridge, Michael A. Penn, Ernest G. Pittman, and Scott H. Semlinger filed one late Form 4 with respect to the grant of employee stock options.

                      REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors of Lufkin Industries, Inc. (the "Committee") is pleased to present the 1995 report on executive compensation. This Committee report documents the components of the Company's executive officer compensation program and describes the basis on which the compensation program determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Committee meets regularly and is comprised entirely of nonemployee directors. The duty of the Committee is to review compensation levels of members of management, as well as administer the Company's various incentive plans including its annual bonus plan and its stock option plan. The Committee reviews with the Board of Directors in detail all aspects of compensation for all of the Company's senior officers.

  The Committee has retained the services of a national compensation consulting firm, to assist the Committee in connection with the performance of its various duties. Such firm provides advice to the Committee with respect to how compensation paid by the Company to its senior officers compares to compensation paid by other companies. Members of the Committee also review compensation surveys provided the by the consulting firm and others.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

  The design of the Company's executive compensation program is based on three fundamental principles. First, compensation must support the concept of pay for performance, that is, compensation awards are directly related to the financial results of the Company, to increasing shareholders value, and to individual contributions and accomplishments. As a result, much of an executive officer's compensation is "at risk" with annual bonus compensation, at target levels, amounting to approximately 35% of total cash compensation.

  The second principle of the program is that it should offer compensation opportunities competitive with those provided by other comparable industrial companies. It is essential that the Company be able to retain and reward its executives who are critical to the long-term success of the Company's diversified and complex businesses.

  The final principle is that the compensation program must provide a direct link between the long-term interests of the executives and the shareholders. Through the use of stock-based incentives, the Committee focuses the attention of executives on managing the Company from the perspective of an owner with an equity stake.

COMPENSATION PLAN COMPONENTS

  Base Salary. The Committee established base salary levels for the Company's executive officers that are generally comparable to similar executive positions in companies of similar size and complexity as the Company. The Company obtains comparative salary information from published market surveys and from a national compensation consulting firm. The comparative data is from industrial companies of a comparable size in revenue. The Company's salaries are moderately below the competitive market at the fiftieth percentile in these comparisons. The Committee approves all salary changes for the Company's officers and bases individual salary changes on a combination of factors such as the performance of the executive, salary level relative to the competitive market, the salary increase budget for the Company and the recommendation of the Chief Executive Officer. In accordance with its review process, the Committee approved base salary increases for those officers whose salary level and individual performance warranted an adjustment. Base salary increases approved for those officers in 1995 averaged 3.8%.

  Incentive Compensation. The Company's performance, or that of a division or business unit, as the case may be, for purposes of compensation decisions is measured under the annual bonus plan against goals established at the start of the year by the Committee. In each instance, the goals consisted in most part of making budgeted sales and expense levels, as well as subjective individual performance goals. Such goals were generally met in 1995.

  Chief Executive Officer Compensation. Mr. Smith's base salary for 1995 was $255,000 and his annual bonus was $100,000. These amounts were determined by the Compensation Committee as a part of a three year employment contract that began on January 1, 1995 and will expire on December 31, 1998. Factors that influenced the Committee's recommendation to amend the CEO contract were the Company's improved operating results and the reorganizational plans that were successfully implemented. The Committee believes that the contract is competitive and that the employment contract is critical to attract and retain the best qualified executives.

  Stock Options. During 1995, the Committee also made stock option grants to the CEO and to each of the senior officers of the Company. Each of those officers received stock options which were based on his responsibilities and relative position in the Company. In 1995, 37,700 shares of stock options were granted to the Company's officers which compares to 33,000 shares granted to officers in 1994. The Committee's policy is to make stock option grants annually and for the purpose of tying a portion of the employees compensation to the long-term performance of the Company's Common Stock. By making such grants, the Committee feels that these grants help senior officers' interests coincide with those of the shareholders.

  No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The following members of the Compensation Committee have delivered the foregoing report.

  H. H. King, Chairman
  S. W. Henderson, III
  L. R. Jalenak, Jr.
  B. H. O'Neal

  The foregoing report and the performance graph and related description included in this proxy statement shall not be deemed to be filed with the Securities and Exchange Commission except to the extent the Company specifically incorporates such items by reference into a filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

PERFORMANCE GRAPH

  The following performance graph compares the performance of the Company's common stock to the NASDAQ Market Value Index and to the Media General Oilfield Services Index (which includes the Company) for the last five years. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1990.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                             [GRAPH APPEARS HERE]


                                                     DECEMBER 31,
                                        ---------------------------------------
                                        1990  1991   1992   1993   1994   1995
                                        ---- ------ ------ ------ ------ ------
     Lufkin Industries, Inc. .......... 100  105.50  83.71  77.92  84.03 106.04
     NASDAQ Market Value Index......... 100   95.50  95.16 111.08  99.30 146.77
     Media General Oilfield Services
      Index............................ 100  128.38 129.64 155.50 163.26 211.77

EXECUTIVE COMPENSATION

  The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the year ended December 31, 1995, exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                 LONG-TERM
                                                COMPENSATION
              ANNUAL COMPENSATION                  AWARDS
----------------------------------------------- ------------
                                                   STOCK
   NAME AND PRINCIPAL                             OPTIONS       ALL OTHER
        POSITION         YEAR  SALARY  BONUS(1)   (SHARES)   COMPENSATION(2)
   ------------------    ---- -------- -------- ------------ ---------------
Douglas V. Smith........ 1995 $255,000 $100,000    15,000        $13,786
 President and           1994  225,000   50,000        --         12,590
 Chief Executive Officer 1993  213,121   50,000    50,000          9,590
John F. Glick........... 1995  140,811   47,650     3,500          6,453
 Vice President
James W. Barber......... 1995  118,545   54,000     3,500          7,481
 Vice President          1994   95,153   45,000     4,000          5,404
Scott H. Semlinger...... 1995  124,008   31,255     3,500          6,381
 Vice President          1994  113,136   17,000     4,000          5,926
                         1993  108,514   22,500     5,000          5,193
E.G. Pittman............ 1995  109,500   40,310     2,800          5,078
 Vice President          1994  103,597       --     4,000          5,725
                         1993   97,962   20,000     5,000          4,744

--------
(1) Annual bonus amounts are earned and accrued during the years indicated, and paid in the first quarter of the following year.
(2) The All Other Compensation consists of the Company's contribution to the Thrift Plan.

STOCK OPTION PLANS

  The Company has a stock option plan (the "Plan"), pursuant to which options to purchase shares of the Company's stock are outstanding or available for future grants. The purpose of the Plan is to advance the best interests of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company. All options for stock are granted by the Compensation Committee.

  The following table shows, as to the Chief Executive Officer and the four most highly compensated executive officers of the Company, information about option grants in the last year. The Company does not grant any Stock Appreciation Rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL
                                                                             REALIZABLE VALUE
                                                                             OF ASSUMED ANNUAL
                                                                              RATES OF STOCK
                                                                                   PRICE
                                                                             APPRECIATION FOR
                             INDIVIDUAL GRANTS                                OPTION TERM(1)
---------------------------------------------------------------------------- -----------------
                                        PERCENTAGE
                                         OF TOTAL
                                         OPTIONS
                            OPTIONS     GRANTED TO
                            GRANTED     EMPLOYEES  EXERCISE PRICE EXPIRATION
          NAME           (SHARES)(1)(2)  IN 1995   (PER SHARE)(3)    DATE       5%      10%
          ----           -------------- ---------- -------------- ---------- -------- --------
Douglas V. Smith........     15,000         15%        $19.00      5/16/2005 $179,235 $454,217
John F. Glick...........      3,500          4          20.00     11/13/2005   44,023  111,562
James H. Barber.........      3,500          4          20.00     11/13/2005   44,023  111,562
Scott H. Semlinger......      3,500          4          20.00     11/13/2005   44,023  111,562
E.G. Pittman............      2,800          3          20.00     11/13/2005   35,218   89,250

--------
(1) Options granted are exercisable starting 12 months after the grant date, with 25% of the shares becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.
(2) The options were granted for a term of 10 years subject to earlier termination in certain events related to termination of employment.
(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

  The following table shows aggregate option exercises in the last fiscal year of which there were none and the year-end option values for the Chief Executive Officer and the four most highly compensated executive officers. The Company does not grant any Stock Appreciation Rights.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1995 OPTION VALUES

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                               OPTIONS AT DECEMBER 31,   IN-THE-MONEY OPTIONS AT
                           SHARES                   1995 (SHARES)           DECEMBER 31, 1995
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
          NAME            EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Douglas V. Smith........     -0-       -0-      50,000       15,000       256,250      54,375
John F. Glick...........     -0-       -0-       1,750        8,750         7,000      30,188
James H. Barber.........     -0-       -0-       6,500        9,000        16,938      34,501
Scott H. Semlinger......     -0-       -0-      13,165       10,250        29,094      38,969
E.G. Pittman............     -0-       -0-       8,550        9,050        21,406      34,569

RETIREMENT PLAN

  Since the amount contributed each year by the Company to its Retirement Plan for Salaried Employees is determined on an actuarial basis, it is not possible to allocate the Company's contributions among the individuals shown in the table above. During 1995, the Company did not make a contribution to the plan. The plan is a defined benefit plan which provides benefits to salaried employees based on an employee's years of service and covered compensation. Covered compensation consists of Salary, Bonus and All Other Compensation as set forth in the Summary Compensation Table on page 9 of this Proxy Statement. The benefits are based on the average of the highest five consecutive years of covered compensation received during the last ten years of service. Benefits are estimated on straight-life annuity computations and do reflect offsets for primary Social Security benefits. The following table shows the annual benefits payable upon retirement at age 65 for various compensation and years of credited service combinations under the Company's retirement plan. Payment of the specified retirement benefits is contingent upon continuation of the plan in its present form until the employee retires. Directors who are not, or who have not been, employees of the Company will not receive benefits under the plan. The years of credited service for the persons named in the Summary Compensation Table are: Mr. Smith, three years; Mr. Glick, one year; Mr. Barber, six years; Mr. Semlinger, 20 years and Mr. Pittman, 40 years.

     AVERAGE ANNUAL                    ESTIMATED ANNUAL BENEFITS
      COMPENSATION                          UPON RETIREMENT
      FOR HIGHEST     -----------------------------------------------------------
       FIVE YEARS                           25 YEARS 30 YEARS 35 YEARS
         DURING        15 YEARS   20 YEARS     OF       OF       OF     40 YEARS
     LAST TEN YEARS   OF SERVICE OF SERVICE SERVICE  SERVICE  SERVICE  OF SERVICE
     --------------   ---------- ---------- -------- -------- -------- ----------
     $125,000......    $32,369    $ 43,827  $ 55,286 $ 66,744 $ 66,744  $ 66,744
      150,000......     39,244      52,994    66,744   80,494   80,494    80,494
      175,000......     46,119      62,161    78,202   94,244   94,244    94,244
      200,000......     52,994      71,327    89,661  107,994  107,994   107,994
      225,000......     59,869      80,494   101,119  121,744  121,744   121,744
      250,000......     66,744      89,661   112,577  135,494  135,494   135,494
      300,000......     80,494     107,994   135,494  162,994  162,994   162,994

             EMPLOYMENT CONTRACT AND CHANGE IN CONTROL ARRANGEMENT

  The Company has entered into an employment agreement with Mr. Smith through December 31, 1998, with a minimum annual salary of $255,000 and with a minimum bonus payment of $60,000 and maximum payment of $191,250, based on the Company's earnings per share, subject to review annually by the Compensation Committee. The Company has also entered into a severance agreement with Mr. Smith that provides for severance benefits to be paid to him following a change in control of the Company (as defined) or a termination of his employment. Maximum severance benefits at December 31, 1995, would be approximately $315,000 including salary and bonus payments through December 31, 1996. A termination following a change in control of the Company would cause the amount of such benefits to be tripled.

--------------------------------------------------------------------------------
PROPOSAL 2: APPROVAL OF AUDITORS

--------------------------------------------------------------------------------

  The Board of Directors proposes the appointment of the firm of Arthur Andersen LLP as the Company's auditors for the year ending December 31, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from those attending such meeting. Arthur Andersen LLP has served as auditors for the Company since 1958. Their appointment as auditors for the year ended December 31, 1995 was approved by the shareholders at the last annual meeting on May 17, 1995.

--------------------------------------------------------------------------------
PROPOSAL 3: APPROVAL OF 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
--------------------------------------------------------------------------------

  General. In November 1995, the Board of Directors of the Company adopted, subject to the approval of the shareholders of the Company, the Lufkin Industries, Inc. Nonemployee Directors 1996 Stock Option Plan (the "Plan"). The Board urges you to vote for approval of the Plan. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of this Proposal. The purpose of the Plan is to advance the best interests of the Company by providing the Nonemployee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company. In addition, the Plan is intended to enhance the ability of the Company to attract and retain individuals of superior managerial ability and to motivate such individuals to exert their best efforts towards future progress and profitability of the Company. The terms of the Plan are described below and the Plan is set forth in its entirety as Appendix A hereto.

  The Plan provides for the grant of stock options (the "Options") to purchase 5,000 shares of the Company's Common Stock (the "Common Stock") to each person who is a Nonemployee Director following the annual meeting of shareholders of the Company on May 15, 1996, at an option price equal to the closing sale price per share, as reported on the NASDAQ National Market on such date. Upon the election of any new Nonemployee Director, such person will also receive Options to purchase 5,000 shares of Common Stock. The Plan further provides for the grant of Options to purchase 1,000 shares of the Company's Common Stock to each person who is a Nonemployee Director following each annual meeting thereafter, for so long as the Plan is in effect and shares are available for the Grant of Options thereunder, at an option price equal to the closing sale price per share on that date as reported on the NASDAQ National Market. Subject to approval by the shareholders of the Plan, the maximum number of shares of Common Stock as to which Options may be granted under the Plan is 150,000 shares in the aggregate, subject to certain adjustments to prevent dilution.

  The Plan is administered by the Board of Directors of the Company. All questions of interpretation and application of the Plan, or as to Options granted thereunder, are subject to the determination by the Board of Directors, which determination is final and binding.

  Each option will be exercisable immediately on the date of grant. The term of each Option granted under the Plan shall be exercisable for a term of ten years from the date of grant, except that (i) in the event an optionee gives notice of his resignation from the Board of Directors before the expiration of the Option, the Option shall terminate three months after the effective date of such resignation; (ii) in the event an optionee gives notice that he does not intend to stand for reelection or is given notice that he will be asked to retire from the Board of Directors, then the Option shall become exercisable with respect to all shares subject thereto, and the Option shall terminate on the earlier of one year from the effective date of his retirement from the Board or the date of expiration of the Option; (iii) in the event of the death or disability of an optionee while a member of the Board of Directors, then the Option shall become exercisable with respect to all shares subject thereto and the Option shall terminate on the earlier of one year from the date of such death or disability or the date of expiration of the Option.

  The Board of Directors may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the shareholders of the Company, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of this Plan; (b) reduce the Option Price permitted for the Options; or (c) extend the term during which an Option may be exercised or the terminate date of this Plan unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that shareholder approval of the amendment is not required (i) by law, (ii) by the rules and regulations of, or any agreement with, the NASDAQ National Market or
(iii) to make available to the optionee with respect to any option granted under this Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934 (the "1934 Act"), or any similar or successor rule. In addition, the Plan may not be amended more than once every six months with respect to the plan provisions referred to in Rule 16b-3(c)(2)(ii)(A) of the Rules and Regulations under the 1934 Act other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Unless the term of the Plan is extended or earlier terminated, the Plan will terminate on May 15, 2006.


  Federal Income Taxes. As a general rule, no income will be recognized by a director upon the grant of an Option. Upon the exercise of an Option, the optionee will be treated as receiving compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for the shares, and the Company may claim a deduction for compensation paid in the same amount and at the same time as compensation is taxable to the optionee, provided the Company makes the proper tax withholding with respect to the exercise by an employee. Upon a subsequent disposition of the shares, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be eligible for treatment as long-term capital gain or loss if the shares were held for more than twelve months.

--------------------------------------------------------------------------------
PROPOSALS OF SHAREHOLDERS

--------------------------------------------------------------------------------

  A proposal of a shareholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than December 1, 1996 if the shareholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. The Company has also adopted Bylaw provisions which require that nominations of persons for election to the Board of Directors and the proposal of business by shareholders at an annual meeting of shareholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary of the prior annual meeting. In order to be timely for next year's annual meeting such notice must be delivered between February 14, 1997 and March 16, 1997.

--------------------------------------------------------------------------------
ADDITIONAL FINANCIAL INFORMATION

--------------------------------------------------------------------------------

  Shareholders may obtain additional financial information for the year ended December 31, 1995 from the Company's Form 10-K Report filed with the Securities and Exchange Commission. A copy of the Form 10-K Report may be obtained without charge by written request to the Secretary, Lufkin Industries, Inc., P.O. Box 849, Lufkin, Texas 75902.

--------------------------------------------------------------------------------
OTHER MATTERS

--------------------------------------------------------------------------------

  The Board of Directors has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

                                           By Order of the Board of Directors
                                                  C. JAMES HALEY, JR.
                                                       Secretary

April 5, 1996

                                                                       EXHIBIT A

                            LUFKIN INDUSTRIES, INC.
                  1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

1.PURPOSE.

  This 1996 Nonemployee Directors' Stock Option Plan (this "Plan") of Lufkin Industries, Inc., a Texas corporation (the "Company"), is adopted, subject to shareholder approval to the extent required by Section 15 hereof, for the benefit of the directors of the Company, who at the time of their service are not employees of the Company or any of its subsidiaries ("Nonemployee Directors"), and is intended to advance the interests of the Company by providing the Nonemployee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

2.ADMINISTRATION.

  This Plan shall be administered by the Board of Directors of the Company. All questions of interpretation and application of this Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination by the Board of Directors, which determination shall be final and binding. Notwithstanding the above, the selection of Nonemployee Directors to whom Options are to be granted, the number of shares subject to any Option, the exercise price of any Option shall be as hereinafter provided and the Board of Directors shall have no discretion as to such matter.

3.OPTION SHARES.

  The stock subject to the Options and other provisions of this Plan shall be shares of the Company's Common Stock, $1.00 par value per share (or such other par value as may be designated by act of the Company's shareholders, the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed 150,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 12 hereof. Such shares may be treasury shares or authorized but unissued shares.

  If any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.

4.GRANT OF OPTIONS.

  Subject to the provisions of Section 5 hereof, there shall be granted to each person who is a Non-employee Director following the annual meeting of shareholders of the Company on May 15, 1996, an Option to purchase 5,000 shares of the Common Stock at an Option Price equal to the closing sale price per share, as reported on the NASDAQ National Market on such date.

  For so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall become a Nonemployee Director after the May 15, 1996 annual meeting of shareholders shall be granted, on the date of his initial election, an Option to purchase 5,000 shares of Common Stock at an Option Price equal to the closing sale price of a share of Common Stock on that date as reported on the NASDAQ National Market.

  In addition, for so long as this Plan is in effect and shares are available for the grant of options hereunder, each Nonemployee Director shall be granted at each annual meeting an option to purchase 1,000 shares of Common Stock, at an Option Price equal to the closing sale price of a share of Common Stock on that date as reported on the NASDAQ National Market.

  In any case, if no sale of the Common Stock was reported on the grant date, then the fair market value shall mean the closing sale price of a share of the Common Stock as of the first preceding date for which such prices were reported; and provided further that if the Common Stock is no longer traded on the NASDAQ National Market, the Board of Directors may provide for another means for determining the fair market value of a share of Common Stock on the date of grant.

5.DURATION OF OPTIONS.

  Subject to the vesting provisions of Section 6 hereof, each Option granted under this Plan shall be exercisable for a term of ten years from the date of grant, subject to earlier termination as provided in Section 9 hereof.

6.AMOUNT EXERCISABLE.

  Each Option will be exercisable immediately on the date of grant.

7.EXERCISE OF OPTIONS.

  An optionee may exercise such optionee's Options by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which such Option is to be exercised and (iii) the address to which the certificate representing such shares of stock be mailed. To be effective, such written notice shall be accompanied by payment of the Option Price of each of such shares of stock, together with the amount of any required withholding tax.

  As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee, (ii) payment of the Option Price of the shares of stock with respect to which such Option is to be exercised and (iii) payment of an amount necessary to satisfy any withholding tax liability that may result from the exercise of such Option, a certificate representing the number of shares of stock with respect to which such Option has been so exercised, such certificate to be registered in the name of such optionee, shall be delivered to such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

8.TRANSFERABILITY OF OPTIONS.

  Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), and shall be exercisable, during his lifetime, only by the optionee.

9.TERMINATION OF SERVICE, DEATH AND CHANGE IN CONTROL.

  In the event an optionee gives notice of his resignation from the Board of Directors before the expiration of the Option, the Option shall terminate three months after the effective date of such resignation.

  In the event an optionee gives notice that he does not intend to stand for reelection or is given notice that he will be asked to retire from the Board of Directors, then, notwithstanding Article 6 hereof, the Option shall become exercisable with respect to all shares subject thereto, and the Option shall terminate on the earlier of one year from the effective date of his retirement from the Board or the date of expiration of the Option.

  In the event of the death or disability of an optionee while a member of the Board of Directors, then, notwithstanding Article 6 hereof, the Option shall become exercisable with respect to all shares subject thereto and the Option shall terminate on the earlier of one year from the date of such death or disability or the date of expiration of the Option.


10.REQUIREMENTS OF LAW.

  The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any government authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law or the United States or of any other country or governmental division thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

11.NO RIGHTS AS SHAREHOLDER.

  No optionee shall have rights as a shareholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

12.CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

  The existence of outstanding Options shall not affect in any manner the right of the Company (i) to make any change in the Company's capital structure or its business, (ii) to effect any merger or consolidation of the Company, (iii) to issue any bonds, debentures or other evidences of indebtedness, (iv) to issue any preferred stock or any other securities affecting the Common Stock or the rights of the holders thereof, (v) to cause the dissolution of the Company or any sale or transfer of all or any part of the assets or business of the Company, or (vi) to take any other corporate action or proceeding, whether of a similar character or otherwise.

  If the Company shall effect a reclassification of shares of Common Stock, the payment of a stock dividend to holders of shares of Common Stock, or some other increase or reduction in the number of shares of Common Stock outstanding without receiving compensation therefor in money, services or property, then
(i) the number, class and per share price of shares of Common Stock issuable upon the exercise of any outstanding Option shall be appropriately adjusted so that the optionee to whom such Option was granted shall be entitled upon the exercise of such Option to receive, for the same aggregate consideration, the same number and class of shares that such optionee would have received had such optionee exercised such Option immediately prior to the occurrence of the event requiring such adjustment and (ii) the aggregate number of shares of Common Stock, and the class thereof, that may be issued upon the exercise of Options that are not at the time outstanding shall be adjusted by substituting for such number and class that number and class of shares that would have been received by the holder of record of an equal number of outstanding shares of Common Stock as the result of the occurrence of the event requiring such adjustment.

  After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations under circumstances in which the Company is the surviving corporation, each holder of an outstanding Option shall be entitled upon the exercise of such Option to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock issuable upon the exercise of such Option, the number and class of shares or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of such Option.

  If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company dissolves, (i) subject to the provisions of clause (iii) of this grammatical paragraph, after the effective date of such merger or consolidation, as the case may be, each holder of any outstanding Option shall be entitled upon the exercise of such Option to receive, in lieu of shares of Common Stock, such shares or other securities as the holders of shares of Common Stock received pursuant to the terms of such merger or consolidation;
(ii) the Board of Directors of the Company, in its discretion, may waive any limitations set forth in or imposed pursuant to Section 6 hereof so that all outstanding Options shall be exercisable in full from and after a date at least 10 days prior to the effective date of such merger, consolidation or dissolution, as the case may be; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of such merger, consolidation or dissolution, provided that (x) notice of such cancellation shall be given to each holder of an outstanding Option and (y) such holder shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 6 hereof) during the 30-day period immediately preceding the effective date of such merger, consolidation or dissolution.

  Except as in this Paragraph 12 expressly provided, the issue by the Company of shares of any class, or securities convertible into shares of any class, for money or services or property, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or Option Price of any shares issuable upon the exercise of any outstanding Option.

13.AMENDMENT OR TERMINATION OF PLAN.

  The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further approval of the shareholders of the Company, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of this Plan; (b) reduce the Option Price permitted for the Options; or (c) extend the term during which an Option may be exercised or the termination date of this Plan unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that shareholder approval of the amendment is not required (i) by law, (ii) by the rules and regulations of, or any agreement with, the NASDAQ National Market or (iii) to make available to the optionee with respect to any option granted under this Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934 (the "1934 Act"), or any similar or successor rule. In addition, this Plan may not be amended more than once every six months with respect to the plan provisions referred to in Rule 16b-3(c)(2)(ii)(A) of the Rules and Regulations under the 1934 Act other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

14.WRITTEN AGREEMENT.

  Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate office of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

15.EFFECTIVE DATE OF PLAN.

  This Plan shall become effective and shall be deemed to have been adopted on May 15, 1996, if on that date it shall have been approved by the shareholders of the Company. No Option shall be granted pursuant to this Plan on or after May 15, 2006.

[X]   Please
      mark
      your
      votes as
      in this
      example.

SHARES IN YOUR NAME



       FOR    WITHHELD      FOR    AGAINST    ABSTAIN   FOR   AGAINST  ABSTAIN
       [ ]     [ ]          [ ]      [ ]        [ ]     [ ]     [ ]      [ ]

1 Election of Directors

  For, except vote
  withheld from the
  following
  nominees(s):

  --------------------

2 To approve the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year 1996.

3 To approve the Lufkin Industries, Inc. 1996 Nonemployee Directors' Stock
  Option Plan.


    SIGNATURE(S)                               DATE
                -------------------------------     ------

    SIGNATURE(S)                               DATE
                -------------------------------     ------
    NOTE: (Please sign exactly as name
           appears hereon. When signing as
           attorney, executor, administrator,
           trustee or guardian, etc., please give
           full title as such. For joint accounts,
           each joint owner should sign.)

--------------------------------------------------------------------------------


                                       P
                                       R
                                       O
                                       X
                                       Y


                            LUFKIN INDUSTRIES, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints DOUGLAS V. SMITH and C. J. HALEY, JR., and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of LUFKIN INDUSTRIES, INC., (herein the "Company") to be held at the Lufkin Civic Center, 601 North Second, Lufkin, Texas, at 9:00 a.m., Lufkin Time, on the 15th day of May, 1996, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

Election of Directors

L.R. Jalenak, Henry H. King, Douglas, V., Smith, W.W. Trout

  In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournments thereof.

  Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. All prior proxies are hereby revoked.

  This proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of the Company dated April 5, 1996.

                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------